As filed with the Securities and Exchange Commission on December 26, 2000
                                                    Registration No. 333-_______
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                             COX TECHNOLOGIES, INC.
             (Exact name of Registrant as specified in its charter)

            ARIZONA                                              86-0220617
(State or other jurisdiction of                               (I.R.S. Employer
  incorporation organization)                                Identification No.)


                      NON-QUALIFIED STOCK OPTION AGREEMENTS
                            (Full title of the plan)

                               69 McAdenville Road
                          Belmont, North Carolina 28012
                                 (704) 825-8146
               (Address, including zip code and telephone number,
                      including area code, of Registrant's
                          principal executive offices)

                                  Jack G. Mason
                             COX TECHNOLOGIES, INC.
                               69 McAdenville Road
                          Belmont, North Carolina 28012
                                 (704) 825-8146
            (Name, address, including zip code and telephone number,
                   including area code, of agent for service)

                                    COPY TO:
                                 Jeffrey S. Hay
                                MCGUIREWOODS LLP
                             100 North Tryon Street
                                   Suite 2900
                         Charlotte, North Carolina 28202


                         CALCULATION OF REGISTRATION FEE

=================================================================================================

Title of Each Class                        Proposed Maximum   Proposed Maximum
Of Securities to be         Amount to be    Offering Price        Aggregate          Amount of
Registered                   Registered       Per Share        Offering Price    Registration Fee
-------------------------------------------------------------------------------------------------
Common Stock of Cox
Technologies, Inc.
(no par value per share)    6,652,500(1)       $1.25(2)         $4,369,375(2)      $1,092.34(2)
=================================================================================================

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also covers, in addition to the number of shares of common stock stated above, additional securities that may be offered as a result of stock splits, stock dividends or similar transactions.
(2) Pursuant to Rule 457(h), computed based upon the price at which the options under the Non-Qualified Stock Option Agreements may be exercised.
================================================================================

     This Registration Statement on Form S-8 is filed by us, relating to 6,652,500 shares of our common stock, no par value per share, authorized and reserved for issuance under:

     * the Non-Qualified Stock Option Agreement, dated August 10, 2000 between Cox Technologies, Inc. and James L. Cox, Chairman, President and Chief Executive Officer, for 500,000 shares;
     * the Non-Qualified Stock Option Agreement, dated August 10, 2000 between Cox Technologies, Inc. and James L. Cox for 500,000 shares;
     * the Non-Qualified Stock Option Agreement, dated August 10, 2000 between Cox Technologies, Inc. and James L. Cox for 1,000,000 shares;
     * the Non-Qualified Stock Option Agreement, dated August 10, 2000 between Cox Technologies, Inc. and Brian D. Fletcher, Chief Operating Officer, for 500,000 shares;
     * the Non-Qualified Stock Option Agreement, dated August 10, 2000 between Cox Technologies, Inc. and Brian D. Fletcher for 500,000 shares;
     * the Non-Qualified Stock Option Agreement, dated August 10, 2000 between Cox Technologies, Inc. and Brian D. Fletcher for 1,000,000 shares;
     * the Non-Qualified Stock Option Agreement, dated March 10, 2000 between Cox Technologies, Inc. and Brian D. Fletcher for 300,000 shares;
     *    the  Non-Qualified  Stock  Option  Agreement,  dated  August 10,  2000 between Cox Technologies, Inc. and Kurt C. Reid, Chief Operating Officer, for 500,000 shares;
     * the Non-Qualified Stock Option Agreement, dated August 10, 2000 between Cox Technologies, Inc. and Kurt C. Reid for 500,000 shares;
     * the Non-Qualified Stock Option Agreement, dated August 10, 2000 between Cox Technologies, Inc. and Kurt C. Reid for 1,000,000 shares;
     * the Non-Qualified Stock Option Agreement, dated March 10, 2000 between Cox Technologies, Inc. and Kurt C. Reid for 300,000 shares;
     * the Non-Qualified Stock Option Agreement, dated June 16, 2000 between Cox Technologies, Inc. and Jack G. Mason, Chief Financial Officer and Secretary, for 50,000 shares; AND
     * the Non-Qualified Stock Option Agreement, dated August 1, 2000 between Cox Technologies, Inc. and Robert L. Thornton, Controller and Assistant Treasurer, for 2,500 shares; (the Non-Qualified Stock Option Agreements shall be referred to collectively as the "Plan").

     James L. Cox, Brian D. Fletcher, Kurt C. Reid, Jack G. Mason, and Robert L. Thornton are employees ("Employees") of us that are deemed "employees" for purposes of this Form S-8 since (a) they are natural persons, (b) they provide and have provided bona fide services to us and (c) the services are not in connection with the offer or sale of securities in a capital raising transaction, and do not directly or indirectly promote or maintain a market for our securities. The options granted to Employees under the Plan are subject to the terms of the Plan.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1. PLAN INFORMATION.

     Not required to be filed as part of this registration statement pursuant to Note to Part I of Form S-8.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

     Not required to be filed as part of this registration statement pursuant to Note to Part I of Form S-8.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     This prospectus does not offer to sell or buy any shares in any jurisdiction where it is unlawful. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document. The following documents filed by us with the Securities and Exchange Commission (the "SEC") are incorporated herein by reference and made a part hereof:

     1.   Annual Report on Form 10-K for the year ended April 30, 2000.
     2.   Quarterly Report on Form 10-Q for the quarter ended July 31, 2000.
     3.   Quarterly Report on Form 10-Q for the quarter ended October 31, 2000.
     4.   Current Report on Form 8-K filed on October 17, 2000.

     All documents, filed subsequent to the date hereof by us with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereby have been sold or that de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, are collectively referred to as "Incorporated Documents").

     Any statement contained in an Incorporated Document or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     In Arizona Revised Statutes Section 10-850 et seq., Arizona General Corporation Law provides that a corporation may provide indemnification if:

     (1)  the director's conduct was in good faith;
     (2)  the director reasonably believed:
          *    in  the  case  of  conduct  in  an  official  capacity  with  the corporation, that the conduct was in its best interests; or
          *    in all other cases,  that the conduct was at least not opposed to its best interests; and
     (3) in the case of criminal proceedings, the director had no reasonable cause to believe the conduct was unlawful.

     The Registrant's Bylaws, in Section 13.01, provide that directors and officers shall have the right to be indemnified "to the fullest permitted by law" and further provide that the corporation may purchase liability insurance on behalf of any or all such persons.

     Directors may not be indemnified in connection with proceedings brought by or in the right of the Company in which the director was adjudged liable to the Company or in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in the director's official capacity, in which the director was adjudged liable on the basis that personal benefit was improperly received by the director. Under Arizona General Corporation Law, indemnification in connection with a proceeding by or in the right of the Company is limited to reasonable expenses incurred in connection with the proceeding.

     In Arizona Revised Statutes Section 10-202(B)(1), Arizona General Corporation Law limits or eliminates the liability of a director of a corporation for money damages for any action taken or not taken as a director in all instances except:

     (1)  where a  director  receives  financial  benefits  to  which  he is not entitled;
     (2)  any  intentional   infliction  of  harm  on  the  corporation  or  its
          shareholders;
     (3)  the making of unlawful distributions; and
     (4)  intentional violations of criminal law.

     Arizona   General   Corporation   Law  also   provides  for  mandatory  and
court-ordered indemnification in certain instances, including on behalf of officers, employees and agents of the Company who are not also directors.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

        Exhibit
        Number                         Description
        ------                         -----------

        4.1 Non-Statutory Stock Option Agreement, dated August 10, 2000 between Cox Technologies, Inc. and James L. Cox

        4.2 Non-Statutory Stock Option Agreement, dated August 10, 2000 between Cox Technologies, Inc. and James L. Cox

        4.3 Non-Statutory Stock Option Agreement, dated August 10, 2000 between Cox Technologies, Inc. and James L. Cox

        4.4 Non-Statutory Stock Option Agreement, dated August 10, 2000 between Cox Technologies, Inc. and Brian D. Fletcher

        4.5 Non-Statutory Stock Option Agreement, dated August 10, 2000 between Cox Technologies, Inc. and Brian D. Fletcher

        4.6 Non-Statutory Stock Option Agreement, dated August 10, 2000 between Cox Technologies, Inc. and Brian D. Fletcher

        4.7 Non-Statutory Stock Option Agreement, dated March 10, 2000 between Cox Technologies, Inc. and Brian D. Fletcher

        4.8 Non-Statutory Stock Option Agreement, dated August 10, 2000 between Cox Technologies, Inc. and Kurt C. Reid

        4.9 Non-Statutory Stock Option Agreement, dated August 10, 2000 between Cox Technologies, Inc. and Kurt C. Reid

        4.10 Non-Statutory Stock Option Agreement, dated August 10, 2000 between Cox Technologies, Inc. and Kurt C. Reid

        4.11 Non-Statutory Stock Option Agreement, dated March 10, 2000 between Cox Technologies, Inc. and Kurt C. Reid

        4.12 Non-Statutory Stock Option Agreement, dated June 16, 2000 between Cox Technologies, Inc. and Jack G. Mason

        4.13 Non-Statutory Stock Option Agreement, dated August 1, 2000 between Cox Technologies, Inc. and Robert L. Thornton

        5.1         Opinion of McGuireWoods, LLP.

        23.1        Consent of Bedinger & Company, independent auditors.

        23.2        Consent of McGuireWoods, LLP (included in Exhibit 5.1).

        24.1        Power of Attorney (included in signature page).

ITEM 9. UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (a) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended ("the Securities Act");

          (b) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee";

          (c) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that the undertakings set forth in paragraphs (a) and (b) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, when applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective. For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, the city of Belmont, state of North Carolina, on December 22, 2000.

                                        COX TECHNOLOGIES, INC.

                                        By: /s/ James L. Cox
                                            ------------------------------------
                                            Chairman, President and Chief
                                            Executive Officer

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby appoints Jack
G. Mason as such person's true and lawful attorney, with full power for him to sign, for such person and in such person's name and capacity indicated below, any and all amendments to this registration statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.

       SIGNATURE                         TITLE                       DATE
       ---------                         -----                       ----

/s/ James L. Cox             Chairman, President and Chief     December 22, 2000
-------------------------    Executive Officer (Principal
James L. Cox                 Executive Officer)


/s/ Jack G. Mason            Chief Financial Officer and       December 22, 2000
-------------------------    Secretary (Principal Financial
Jack G. Mason                and Accounting Officer)


/s/ Brian D. Fletcher        Chief Operating Officer           December 22, 2000
-------------------------    and Director
Brian D. Fletcher


/s/ Kurt C. Reid             Chief Operating Officer           December 22, 2000
-------------------------    and Director
Kurt C. Reid


/s/ Robert D. Voigt          Director                          December 22, 2000
-------------------------
Robert D. Voigt


/s/ Uri M. Dahan             Executive Vice President -        December 22, 2000
-------------------------    Engineering and Director
Uri M. Dahan


/s/ George M. Pigott         Director                          December 22, 2000
-------------------------
George M. Pigott


/s/ Michael E. Fonzo         Director                          December 22, 2000
-------------------------
Michael E. Fonzo

                                  EXHIBIT INDEX

      Exhibit
      Number                         Description
      ------                         -----------

       4.1 Non-Statutory Stock Option Agreement, dated August 10, 2000 between Cox Technologies, Inc. and James L. Cox

       4.2 Non-Statutory Stock Option Agreement, dated August 10, 2000 between Cox Technologies, Inc. and James L. Cox

       4.3 Non-Statutory Stock Option Agreement, dated August 10, 2000 between Cox Technologies, Inc. and James L. Cox

       4.4 Non-Statutory Stock Option Agreement, dated August 10, 2000 between Cox Technologies, Inc. and Brian D. Fletcher

       4.5 Non-Statutory Stock Option Agreement, dated August 10, 2000 between Cox Technologies, Inc. and Brian D. Fletcher

       4.6 Non-Statutory Stock Option Agreement, dated August 10, 2000 between Cox Technologies, Inc. and Brian D. Fletcher

       4.7 Non-Statutory Stock Option Agreement, dated March 10, 2000 between Cox Technologies, Inc. and Brian D. Fletcher

       4.8 Non-Statutory Stock Option Agreement, dated August 10, 2000 between Cox Technologies, Inc. and Kurt C. Reid

       4.9 Non-Statutory Stock Option Agreement, dated August 10, 2000 between Cox Technologies, Inc. and Kurt C. Reid

       4.10 Non-Statutory Stock Option Agreement, dated August 10, 2000 between Cox Technologies, Inc. and Kurt C. Reid

       4.11 Non-Statutory Stock Option Agreement, dated March 10, 2000 between Cox Technologies, Inc. and Kurt C. Reid

       4.12 Non-Statutory Stock Option Agreement, dated June 16, 2000 between Cox Technologies, Inc. and Jack G. Mason

       4.13 Non-Statutory Stock Option Agreement, dated August 1, 2000 between Cox Technologies, Inc. and Robert L. Thornton

       5.1     Opinion of McGuireWoods, LLP.

       23.1    Consent of Bedinger & Company, independent auditors.

       23.2    Consent of McGuireWoods, LLP (included in 5.1).

       24.1    Power of Attorney (included in signature page).